As filed with the Securities and Exchange Commission on January 25, 2021
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________
United Natural Foods, Inc.
(Exact name of registrant as specified in its charter)
______________________

Delaware	05-0376157
(State or other jurisdiction of incorporation or organization	(IRS Employer Identification No.)

313 Iron Horse Way
Providence, Rhode Island 02908
(Address of Principal Executive Offices)
______________________

AMENDED AND RESTATED UNITED NATURAL FOODS, INC. 2020 EQUITY INCENTIVE PLAN
(Full title of the plan)
______________________

Jill E. Sutton
Chief Legal Officer, General Counsel and Corporate Secretary
United Natural Foods, Inc.
313 Iron Horse Way
Providence, Rhode Island 02908
(401) 528-8634
(Name, address, including zip code, and telephone number, including area code, of agent for service)
______________________

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
______________________

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	3,600,000(1)	$86,112,000(2)	$23.92(2)	$9,394.82

(1)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminable number of additional shares of common stock of the Registrant as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Amended and Restated United Natural Foods, Inc. 2020 Equity Incentive Plan.
(2)Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the average high and low prices of the Common Stock, as reported on the New York Stock Exchange on January 21, 2021.

EXPLANATORY NOTE

This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of common stock, par value $0.01 per share (the "Common Stock"), of United Natural Foods, Inc., a Delaware corporation (the "Registrant"), issuable pursuant to the Amended and Restated United Natural Foods, Inc. 2020 Equity Incentive Plan, as approved by the Registrant's stockholders on January 12, 2021. The contents of the Registrant's previously filed Registration Statement on Form S-8 (File No. 333-235583), filed with the Securities and Exchange Commission (the "Commission") on December 19, 2019 is hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

1.The Registrant's annual report on Form 10-K for the fiscal year ended August 1, 2020, filed with the Commission on September 29, 2020 (the "2020 10-K"), which includes audited financial statements for the Registrant for the fiscal year ended August 1, 2020;

2.The Registrant's quarterly report on Form 10-Q for the fiscal quarter ended October 31, 2020, filed with the Commission on December 9, 2020;

3.The Registrant's current reports on Form 8-K filed with the Commissions on August 17, 2020, September 28, 2020 (Item 5.02 only), October 15, 2020, October 26, 2020, January 13, 2021, and January 14, 2021;

4.UNFI's proxy statement on Schedule 14A filed with the Commission on November 25, 2020; and

5.The description of the Registrant's Common Stock, contained in Exhibit 4.2 to the Registrant's 2020 Form 10-K, and any amendment or report subsequently filed for the purpose of updating such description.

All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of hereof from the date of the filing of such documents.

ITEM 8. EXHIBITS

    The Exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index.

Exhibit Index

Exhibit Number	Description
4.1
Certificate of Incorporation of the Registrant, as amended (restated for SEC filing purposes only) (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2015 (File No. 1-15723)).

4.2	Fourth Amended and Restated Bylaws of United Natural Foods, Inc. (incorporated by reference to the Registrant’s Current Report on Form 8-K, filed October 18, 2018).

5.1	Opinion of Cohen & Gresser LLP.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cohen & Gresser LLP (included in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on the signature page of this Registration Statement).

99.1	Amended and Restated United Natural Foods, Inc. 2020 Equity Incentive Plan (Filed as Annex A to the Registrant’s Proxy Statement on Form DEF 14A filed on November 25, 2020).

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on January 25, 2021.

UNITED NATURAL FOODS, INC.

/s/ JOHN W. HOWARD
John W. Howard
Chief Financial Officer
(Principal Financial Officer)

POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints Steven L. Spinner and John W. Howard, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including all post-effective amendments), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Steven L. Spinner	President, Chief Executive Officer and Chairman (Principal Executive Officer)	January 25, 2021
Steven L. Spinner
/s/ John W. Howard	Chief Financial Officer (Principal Financial Officer)	January 25, 2021
John W. Howard
/s/ R. Eric Esper	Chief Accounting Officer (Principal Accounting Officer)	January 25, 2021
R. Eric Esper
/s/ Eric F. Artz	Director	January 25, 2021
Eric F. Artz
/s/ Ann Torre Bates	Director	January 25, 2021
Ann Torre Bates
/s/ Gloria R. Boyland	Director	January 25, 2021
Gloria R. Boyland
/s/ Denise M. Clark	Director	January 25, 2021
Denise M. Clark
/s/ Daphne J. Dufresne	Director	January 25, 2021
Daphne J. Dufresne
/s/ Michael S. Funk	Director	January 25, 2021
Michael S. Funk
/s/ James L. Muehlbauer	Director	January 25, 2021
James L. Muehlbauer
/s/ Peter A. Roy	Director	January 25, 2021
Peter A. Roy
/s/ Jack L. Stahl	Director	January 25, 2021
Jack L. Stahl